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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    April 8, 2002

CENTRAL VALLEY COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	000-31977	77-0539125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
600 Pollasky Avenue, Clovis, California (Address of principal executive offices)	93612 (Zip Code)

Registrant's telephone number, including area code    (559) 298-1775

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.

  (a)
  PRESS RELEASES. On April 8, 2002, Central Valley Community Bancorp issued a press release containing unaudited financial information and accompanying discussion for the quarter-ended March 31, 2002. A copy of the press release is attached to this Current Report and is incorporated into this report by reference.

  (b)
  PRESS RELEASES. On April 8, 2002, Central Valley Community Bancorp issued a press release announcing that its wholly owned subsidiary, Clovis Community Bank opened its first northern valley location in Sacramento California. A copy of the press release is attached to this Current Report and is incorporated into this report by reference.

  (c)
  PRESS RELEASES. On April 8, 2002, Central Valley Community Bancorp issued a press release announcing the opening of a branch office in Sacramento California. A copy of the press release is attached to this Current Report and is incorporated into this report by reference.

Item 7. Financial Statements and Exhibits.

  (b)
  Exhibits

    Exhibit 99.1 Central Valley Community Bancorp press release dated April 8, 2002 containing unaudited financial information and accompanying discussion for the quarter-ended March 31, 2002.

    Exhibit 99.2 Central Valley Community Bancorp press release dated April 8, 2002 announcing that its wholly owned subsidiary, Clovis Community Bank opened its first northern valley location in Sacramento California.

    Exhibit 99.3 Central Valley Community Bancorp issued a press release dated April 8, 2002 announcing the opening of a branch office in Sacramento California.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2002	CENTRAL VALLEY COMMUNITY BANCORP
	By:	/s/ DANIEL J. DOYLE Daniel J. Doyle, President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Central Valley Community Bancorp press release dated April 8, 2002, containing unaudited financial information and accompanying discussion for the quarter-ended March 31, 2002.
99.2
Central Valley Community Bancorp press release dated April 8, 2002 announcing that its wholly owned subsidiary, Clovis Community Bank opened its first northern valley location in Sacramento California.
99.3	Central Valley Community Bancorp issued a press release dated April 8, 2002 announcing the opening of a branch office in Sacramento California.

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SIGNATURES
EXHIBIT INDEX